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                                                              Exhibit 10.22

                                FIRST ADDENDUM TO
                         MANUFACTURING LICENSE AGREEMENT


This Addendum dated as of June 26, 1996 amends the Manufacturing License Agreement dated December 30, 1994 between Truevision, Inc. ("Truevision") and Avid Technology, Inc. ("Avid"), (as amended and in effect from time to time, the "Agreement"). This Addendum relates to the royalty calculations associated with manufacturing rights for the BIC4 HUB2 version of the PCI base cards and for single stream C-Cube compression cards each as more fully described in EXHIBIT A to this Addendum. Avid and Truevision agree as follows:

1. The PCI base cards and the C-Cube compression cards shall constitute Products for the purposes of the Agreement.

2.   The following Section 2(f) is hereby added to the Agreement:

     [2] "(f)" ROYALTIES PAYABLE RELATING TO PCI CARD AND C-CUBE COMPRESSION
CARD: Notwithstanding the foregoing, within 30 days of execution by both parties of this First Addendum to this Agreement, Avid shall pay to Truevision the sum of $1,450,000 which shall constitute payment in full for the license to manufacture in perpetuity commencing March 1, 1996 an unlimited number of units of the PCI Base Card under Section 2(a) of this Agreement. No other royalty shall be due in respect of units of the PCI base cards manufactured pursuant hereto. All other Products manufactured by Avid under this Agreement will continue to bear royalties in accordance with the other terms of this Agreement.

3. Notwithstanding the last sentence of Section 2(a)(i) of the Agreement, in the event Avid manufactures and distributes the C-Cube compression card, Avid shall pay to Truevision a royalty for each such compression card of twenty five percent (25%) of Avid's Manufacturing Cost, as defined in Schedule A to the Agreement.

IN WITNESS WHEREOF, the parties have executed this Addendum by their duly authorized representatives as of the date set forth above.

Truevision, Inc.                                  Avid Technology, Inc.


By:    /s/ Louis J. Doctor                        By:   /s/ Dennis E. Ortelli
   ---------------------------                       ---------------------------
      Louis J. Doctor                                   Dennis E. Ortelli
      President and CEO                                 Director of Purchasing


RasterOps, as the sole owner of Truevision, guarantees the full and prompt performance of all Truevision's obligations under this Addendum.

RasterOps Corporation


By:     /s/ Louis J. Doctor
   ---------------------------
        Louis J. Doctor
        President and CEO


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                                    EXHIBIT A
            DESCRIPTION OF PCI BASE CARD AND C-CUBE COMPRESSION CARD
PCI Base Card
 45 MHz Version

 Identified under manufacturing documentation under SKU# 50045 with PCA assembly number 0007-0065-40

 50 MHz Version

 Identified under manufacturing documentation under SKU# 50054 with PCA assembly number 0007-0096-00

 C-Cube Card

 Identified under manufacturing documentation under SKU# 50064 with PCA assembly number 0007-0068-30


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